July 10, 2012

U.S. Securities and Exchange Commission Office of the Chief Accountant
100 F Street, NE Washington, DC 20549	Grant Thornton LLP 27777 Franklin Road, Suite 800 Southfield, Ml 48034-2366 T 248.262.1950 F 248.350.3581 www.GrantThornton.com

Re:	Energy Conversion Devices, Inc.

File No. 001-08403

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Energy Conversion Devices, Inc. dated July 10, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.